Exhibit 10.3

MagStar Technologies, Inc. (MGST)

Hopkins, MN

March 11, 2003

News Release

MagStar Technologies, Inc. (formerly Reuter Manufacturing, Inc.) announced that on February 25, 2003, it sold and leased back its headquarters and manufacturing facility in Hopkins, Minnesota.  The purchaser was Hopkins Eleventh Avenue LLC (“Eleventh Avenue”), an affiliate of the Company’s largest shareholder.

The purchase price for the building and property was $3,700,000, consisting of $3,189,148.03 in cash and a Promissory Note for $510,851.97.   The Company entered into a 6.5 year gross lease with Eleventh Avenue for the building and property at an annual cost of $3.50 per square foot, aggregating $382,935.00 per year for the first three years and escalating to $417,948.00 per year for the remaining three and one half years.

In the transaction, the Company paid in full its mortgage on the property with U.S. Bank in the amount of $2,675,798.08, including accrued interest.  The mortgage had originally been entered into as security for Term Loan A under the provisions of the Company’s Credit Agreement with U.S. Bank dated October 20, 2000.

As of January 31, 2003, the land and building had a balance sheet value of $1,551,081.74, including depreciation.  The sale price of $3,700,000 resulted in a balance sheet gain of  $2,148,918.26 which will be realized over the life of the lease from Eleventh Avenue.  After paying off the mortgage, the Company used the net cash and Promissory Note proceeds totaling $1,024,201.92 to reduce debt owed to Activar Properties, Inc. and affiliates.

Eleventh Avenue is a wholly owned subsidiary of Activar Properties, Inc. which in turn is wholly owned by Richard F. McNamara, a director of the Company.  James L. Reissner, the President of Activar Properties, Inc., is also a director and shareholder of the Company.  Richard F. McNamara is also the owner of Activar, Inc., the largest shareholder of the Company.

The Board of Directors of the Company authorized the transaction in order to reduce the indebtedness of the Company and improve cash flow.  In the course of the past two years, Activar Properties, Inc. and affiliates have supplied much of the Company’s cash needs, and the Company’s outstanding balance to Activar Properties, Inc. and affiliates was approximately $5,513,000 as of February 28, 2003.  The transaction with Eleventh Avenue was determined to be on better terms than could be obtained by the Company directly from unaffiliated financing sources.  The purchase price was based upon an independent appraisal of the value of the property and building obtained by the bank which provided financing to Eleventh Avenue in connection with the transaction.

MagStar Technologies, Inc. (formerly Reuter Manufacturing, Inc.) is a Hopkins based manufacturer of precision-machined components and close tolerance bearing-related assemblies, used in electro-mechanical devices such as several models of blood centrifuges for a variety of medical applications. Other growing concentrations include biometric identification assemblies, spindles, precision slides, complex magnetic assemblies, and motion control devices for factory and OEM equipment automation. In order to differentiate itself from its competitors, the Company emphasizes its’ core technical competencies, which are engineering solutions, precision machining, and assembly services.

The information in this discussion may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements involve risks and uncertainties, including statements regarding the Company’s capital needs, business strategy and expectations.  Any statements contained that are not statements of historical facts may be deemed to be forward-looking statements.  In some cases you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “intend,” “anticipate,” “believes,” “estimate,” “predict,” “potential,” or “continue” the negative of the terms or other comparable terminology.  Actual events or results may differ materially.  In evaluating these statements, you should consider various factors, including the risks included from time to time in other reports filed with the SEC.  These factors may cause the Company’s actual results to differ materially from any forward-looking statements.  The Company disclaims any obligation to publicly update these statements, or disclose any difference between actual results and those reflected in these statements.  The information constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.